
<ARTICLE>                                                    5
<LEGEND>
This schedule contains summary financial information extracted from U.S.
Franchise Systems, Inc. consolidated financial statements for the years ended
December 31, 1998, 1997 and 1996, respectively and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                             YEAR             YEAR             YEAR
<FISCAL-YEAR-END>                     DEC-31-1998      DEC-31-1997      DEC-31-1996
<PERIOD-START>                        JAN-01-1998      JAN-01-1997      JAN-01-1996
<PERIOD-END>                          DEC-31-1998      DEC-31-1997      DEC-31-1996
<CASH>                                        15,966           15,890           31,188
<SECURITIES>                                       0                0                0
<RECEIVABLES>                                  2,070              268              114
<ALLOWANCES>                                      74                0                0
<INVENTORY>                                        0                0                0
<CURRENT-ASSETS>                              20,898           20,299           33,934
<PP&E>                                         3,396            5,595              292
<DEPRECIATION>                                   365              140               32
<TOTAL-ASSETS>                                84,318           36,351           40,105
<CURRENT-LIABILITIES>                          5,329            8,155            5,819
<BONDS>                                            0           19,412                0
<PREFERRED-MANDATORY>                              0                0           18,477
<PREFERRED>                                        0                0                0
<COMMON>                                         491              420              426<F1>
<OTHER-SE>                                    68,894            3,454           11,850
<TOTAL-LIABILITY-AND-EQUITY>                  84,318           36,351           40,105
<SALES>                                       10,584            1,867               94
<TOTAL-REVENUES>                              10,584            1,867               94
<CGS>                                              0                0                0
<TOTAL-COSTS>                                 13,468           10,814            6,685<F3>
<OTHER-EXPENSES>                                   0                0                0
<LOSS-PROVISION>                                   0                0                0
<INTEREST-EXPENSE>                                 0            1,905              126
<INCOME-PRETAX>                              (2,884)          (8,947)          (6,591)
<INCOME-TAX>                                       0                0                0
<INCOME-CONTINUING>                          (2,884)          (8,947)          (6,591)
<DISCONTINUED>                                     0                0                0
<EXTRAORDINARY>                                    0                0                0
<CHANGES>                                          0                0                0
<NET-INCOME>                                 (2,884)          (8,947)          (8,309)
<EPS-PRIMARY>                                 (0.16)           (0.71)           (0.75)<F2>
<EPS-DILUTED>                                 (0.16)           (0.71)           (0.75)<F2>

<F1> Includes 3,128,473 shares of Class A common stock that are redeemable under certain circumstances by the Company for reasons not under the Company's control.
<F2> Per share amounts are determined by dividing loss applicable to common stockholders by weighted average shares outstanding. Weighted average shares include redeemable common shares outstanding. Loss applicable to common stockholders represents net loss adjusted for dividends accreted on the redeemable preferred stock.
<F3> Includes interest income and interest expense.




